                                                                     Exhibit 5.1


                Opinion of Counsel as to Legality of Securities

CIGNA Companies
One Liberty Place
1650 Market Street
P.O. Box 7716
Philadelphia, PA  19192-1520
(215) 761-6246 Fax: (215) 761-5511/5512
Thomas W. O'Connell
Counsel
Corporate Law Department



December 31, 1993



CIGNA Corporation
One Liberty Place
1650 Market Street
Philadelphia, PA  19192

RE:  CIGNA Savings and Investment Plus Plan

Sirs:

     This opinion is being delivered in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") by CIGNA Corporation ("CIGNA") on or about January 4, 1994 with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of the Securities Act of 1933, as amended. Pursuant to the Registration Statement, CIGNA is registering the offer and sale of 1,500,000 shares of its Common Stock, par value $1.00 per share (the "Shares"), for issuance under the terms and conditions of the above- referenced plan (the "Plan"). The Registration Statement also covers an equal number of Rights to Purchase Junior Participating Preferred Stock, Series D (the "Rights"), which are attached to the Shares.

     As Counsel for CIGNA, I am familiar with the Certificate of Incorporation and the By-Laws of CIGNA, and with the terms of the Plan and the Plan's Summary Plan Description and Prospectus. I have also examined, or caused to be examined, such documents and instruments (including minutes of proceedings of CIGNA's Board of Directors) and have made, or caused to be made, such further investigation, as I have deemed necessary or appropriate in connection with this opinion.

     As permitted by Item 8(a) of Form S-8, this opinion extends only to those securities offered and sold pursuant to the Plan which are original issuance securities.

     Based upon and subject to the foregoing, it is my opinion that the Shares (together with the attached Rights), when duly issued and delivered against full payment therefor in accordance with the terms of the Plan will be legally issued, fully paid and non-assessable.

     I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and I further consent to the appearance of my name in the Registration Statement under the caption "Interests of Named Experts and Counsel".

                              Very truly yours,


                              /s/ THOMAS W. O'CONNELL
                              -----------------------------
                              Thomas W. O'Connell
                              Counsel
                              CIGNA Corporation
TO'C/sks